Exhibit (c)(4)

Confidential – July 10, 2003

Valuation Update

PROJECT MUSTANG

July 10, 2003

Confidential – July 10, 2003

TABLE OF CONTENTS

Company Update

Valuation Summary

Discounted Cash Flow Analysis

Comparable Trading Analysis

Comparable Transaction Analysis

Purchase Price Premium Analysis

i

Confidential – July 10, 2003

COMPANY UPDATE

Confidential – July 10, 2003

COMPANY UPDATE

Revised Projections

	Actual	LTM	Actual	Projected 3 months Ending			Projected	Projected Year Ending December 31,
	2002	3/31/03	3/31/03	6/30/03	9/30/03	12/31/03	2003	2004	2005	2006	2007	2008	2009
Net Revenues	$103.8	$87.6	$16.2	$10.3	$21.4	$29.3	$77.3	$94.5	$104.8	$110.1	$115.6	$121.3	$127.4
Total Cost of Sales	54.2	45.0	8.7	5.8	8.2	11.1	33.9	37.6	41.8	43.9	46.1	48.4	50.8
Gross Profit	49.6	42.6	7.5	4.5	13.2	18.2	43.4	56.9	63.0	66.2	69.5	72.9	76.6
Depreciation & Amortization	6.0	3.8	0.9	0.8	0.8	0.8	3.3	3.3	3.3	3.3	3.3	3.3	3.3
Total Operating Expenses (incl. D&A)	51.8	46.1	12.5	10.0	8.4	10.1	40.9	48.9	53.9	56.7	59.4	61.3	64.3
EBIT	(2.2)	(3.5)	(5.0)	(5.5)	4.8	8.2	2.5	7.9	9.1	9.5	10.1	11.7	12.3
Net Interest/Other Expense (Income)	(0.3)	(0.4)	(0.1)	(0.1)	(0.1)	(0.1)	(0.5)	(0.7)	(0.8)	(1.0)	(1.3)	(1.5)	(1.7)
Pre-Tax Income	(2.0)	(3.1)	(4.8)	(5.4)	4.9	8.3	3.1	8.6	9.9	10.5	11.3	13.2	14.0
Total Tax (Benefit)/Expense	(0.9)	(1.4)	(1.9)	(2.3)	2.0	3.4	1.2	3.6	4.1	4.4	4.7	5.5	5.8
Extraordinary Gain / (Loss)	—	0.3	0.3	—	—	—	0.3	—	—	—	—	—	—
Net Income	$(1.1)	$(1.3)	$(2.6)	$(3.1)	$2.9	$4.9	$2.2	$5.0	$5.8	$6.2	$6.6	$7.7	$8.2
Basic Shares (000s)	13.225	13.225	13.225	13.225	13.225	13.225	13.225	13.225	13.225	13.225	13.225	13.225	13.225
EPS	$(0.08)	$(0.10)	$(0.19)	$(0.23)	$0.22	$0.37	$0.17	$0.38	$0.44	$0.47	$0.50	$0.58	$0.62

EBITDA	$3.7	$0.3	$(4.0)	$(4.7)	$5.6	$8.9	$5.8	$11.2	$12.4	$12.8	$13.4	$15.0	$15.6
CAPEX	1.5	1.1	0.3	—	0.2	—	0.5	2.5	2.5	3.0	3.0	3.5	3.5
Free Cash Flow(1)	2.2	(0.8)	(4.4)	(4.7)	5.4	8.9	5.3	8.7	9.9	9.8	10.4	11.5	12.1

(1) Free Cash Flow defined as EBITDA less CAPEX.

Confidential – July 10, 2003

COMPANY UPDATE

Projection Variance (Previous Forecast vs. Revised Forecast)

($ in Millions)

2003 QUARTERLY

	Q1			Q2			Q3			Q4
	Previous	Actual	Var. (%)	Previous	Revised	Var. (%)	Previous	Revised	Var. (%)	Previous	Revised	Var. (%)
Net Revenue	$27.4	$16.2	-40.8%	$23.7	$10.3	-56.5%	$27.2	$21.4	-21.3%	$38.8	$29.3	-24.3%
Gross Profit	14.8	7.5	-49.2%	12.8	4.5	-65.2%	15.5	13.2	-14.7%	22.7	18.2	-19.6%
EBIT	2.2	(5.0)	-324.1%	0.3	(5.5)	-1683.6%	3.5	4.8	37.2%	9.4	8.2	-13.6%
EBITDA	3.4	(4.0)	-218.1%	1.5	(4.7)	-403.3%	4.7	5.6	18.2%	10.7	8.9	-16.1%
Capital Expenditures	1.5	0.3	-78.7%	0.0	—	-100.0%	0.3	0.2	-22.4%	—	—	0.0%

2003 - 2005 ANNUAL

	2003			2004			2005
	Previous	Revised	Var. (%)	Previous	Revised	Var. (%)	Previous	Revised	Var. (%)
Net Revenue	$117.1	$77.3	-34.0%	$125.8	$94.5	-24.9%	$135.2	$104.8	-22.5%
Gross Profit	65.8	43.4	-34.0%	71.7	56.9	-20.7%	78.4	63.0	-19.6%
EBIT	15.5	2.5	-83.7%	17.3	7.9	-54.1%	19.9	9.1	-54.3%
EBITDA	20.3	5.8	-71.4%	22.1	11.2	-49.2%	24.7	12.4	-49.9%
Capital Expenditures	1.8	0.5	-69.7%	2.5	2.5	0.0%	2.5	2.5	0.0%

Confidential – July 10, 2003

COMPANY UPDATE

Summary of Capitalization

	March 31, 2003			June 30, 2003E
	Book Value	Market Price (1)	Market Value	Book Value
	$		$	$
Cash
Cash and Cash Equivalents	$22.6		$22.6	$19.6
Restricted Cash	—		—	—
Total Cash	$22.6		$22.6	$19.6

Debt
Bank Line of Credit	$—		$—	$—
Convertible Notes Payable to Related Party(2)	—		—	—
Total Debt	—		—	—
Stockholders’ Equity	61.4	$2.54	33.6	58.3
Total Capitalization	$61.4		$33.6	$58.3

(1)  Market price as of July 9, 2003.

(2)  Convertible Notes Payable to Related Party were repaid in October 2002.

Confidential – July 10, 2003

COMPANY UPDATE

Mustang Price / Volume Graph Since January 1, 2002

Confidential – July 10, 2003

COMPANY UPDATE

Basis of Current Owners:  January 1, 2002 - Present

•                  It appears the majority of Mustang’s current owners have a basis in the $2.50 to $3.50 range.

Confidential – July 10, 2003

VALUATION SUMMARY

Confidential – July 10, 2003

VALUATION SUMMARY

Overview

•                  We considered the following valuation techniques

•                  Discounted cash flow analysis

•                  Selected comparable trading multiples

•                  Selected comparable transaction multiples

•                  Purchase price premium analysis

•                  Six-year discounted cash flow analysis

•                  Free cash flow generated through remainder of TK’s existing royalty agreement

•                  Of 120 studio works required, approximately 50 remain to be completed

•                  Annual output range: 10-12 studio works

•                  Royalty agreement expires in approximately six years (2008)

•                  Terminal value based on value of ongoing business beyond 2009

•                  Applied a multiple of cash flow to 2009 EBITDA

•                  Four scenarios modeled for ongoing business beyond 2008 and assigned probabilities based on Jefferies’ preliminary opinion of likelihood

•                  Comparable company and transaction analysis is complicated by a lack of truly similar companies

•                  The universe was expanded to include companies of comparable brand awareness, manufacturing / production capabilities and artist royalty arrangements

•                  Purchase price premium analysis for comparable transactions since July 1, 2002

Confidential – July 10, 2003

VALUATION SUMMARY

Enterprise Value Range(1)

($ in Millions)

(1) For Trading: LTM and 2003E EBITDA and Transaction: LTM EBITDA, range is defined as the median equity value per the analyses plus or minus 10%.  For purchase price premium, price range based on median premium of final price offered to price 4 weeks prior to announcement for cash only transactions.

Confidential – July 10, 2003

VALUATION SUMMARY

Price Per Share Range(1)

(1) For Trading: LTM and 2003E EBITDA and Transaction: LTM EBITDA, range is defined as the median equity value per the analyses plus or minus 10%.  For purchase price premium, price range based on median premium of final price offered to price 4 weeks prior to announcement for cash only transactions.

Confidential – July 10, 2003

VALUATION SUMMARY

Purchase Price Ratio Analysis

($ in Millions, except per share data)

		Current Price		Offer Price per Share
Share Price		$2.54		$3.00		$3.50		$4.00		$4.50		$5.00		$5.50		$6.00		$6.50
Premium		0.0%		18.1%		37.8%		57.5%		77.2%		96.9%		116.5%		136.2%		155.9%

Nominal Shares Outstanding		13.2		13.2		13.2		13.2		13.2		13.2		13.2		13.2		13.2
Options (per Treasury Stock Method)		0.0		0.0		0.0		0.1		0.1		0.2		0.2		0.3		0.3
Total Shares Outstanding		13.2		13.2		13.3		13.3		13.4		13.4		13.4		13.5		13.5
Equity Value		33.6		39.7		46.4		53.3		60.1		67.0		74.0		80.9		87.8
Net Debt (as of 3/31/03)		$(22.6)		$(22.6)		$(22.6)		$(22.6)		$(22.6)		$(22.6)		$(22.6)		$(22.6)		$(22.6)
Transaction Value		$11.0		$17.1		$23.8		$30.7		$37.5		$44.4		$51.4		$58.3		$65.2

	Operating Results
Equity Value as a Multiple of:
EPS (1)
LTM	$(0.13)	NM		NM		NM		NM		NM		NM		NM		NM		NM
FY2003E	$0.14	18.1	x	21.3	x	24.9x		28.4	x	32.0	x	35.6	x	39.1	x	42.7	x	46.2	x
FY2004E	$0.38	6.7	x	7.9	x	9.2x		10.5	x	11.8	x	13.2	x	14.5	x	15.8	x	17.1	x

Transaction Value as a Multiple of:
Revenue
LTM	$87.6	0.13	x	0.19	x	0.27	x	0.35	x	0.43	x	0.51	x	0.59	x	0.67	x	0.74	x
FY2003E	$77.3	0.14	x	0.22	x	0.31	x	0.40	x	0.49	x	0.57	x	0.66	x	0.75	x	0.84	x
FY2004E	$94.5	0.12	x	0.18	x	0.25	x	0.32	x	0.40	x	0.47	x	0.54	x	0.62	x	0.69	x

EBITDA
LTM	$0.3	38.4	x	59.6	x	83.2	x	107.1	x	131.1	x	155.2	x	179.4	x	203.6	x	227.8	x
FY2003E	$5.8	1.9	x	2.9	x	4.1	x	5.3	x	6.4	x	7.6	x	8.8	x	10.0	x	11.2	x
FY2004E	$11.2	1.0	x	1.5	x	2.1	x	2.7	x	3.3	x	4.0	x	4.6	x	5.2	x	5.8	x

(1) Excludes gain on sales of Company-owned stores, gain on disposition of fixed assets, and tax benefits from closure of subsidiary, net of 40% assumed tax rate where applicable.

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Overview

•                  The Discounted Cash Flow Analysis calculates the net present value of Mustang’s future free cash flow and terminal value

•                  For our purposes we took the present value of the cash flow generated from 2H 2003 - 2008

•                  The free cash flow generated through 2008 reflects TK’s existing royalty agreement

•                  Four scenarios were modeled for the ongoing business beyond 2008 for purposes of calculating a terminal value

	Scenario 1	Scenario 2	Scenario 3	Scenario 4

Description:	Status quo. TK renews royalty agreement in 2008 with Mustang at terms that mirror the existing contract.	TK renews royalty agreement in 2008 with Mustang at higher terms.	TK does not renew royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork (50% decrease in product sales, freight and other revenues; no change to licensing).	TK does not renew royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork and the reduced customer traffic thus impacting sales of previously produced products.

Terms of New Contract (2009)

Term:	10 years	10 years	NA	NA

Royalty:	5.0% of new revenues	12.5% of new revenues	NA	NA

Projections ($ in millions

2003E – 2008E	Status quo	Status quo	Status quo	Status quo

2009E +	Status quo	Status quo except for royalty fees	50% decrease in certain revenues	60% decrease in all revenues

2009E Revenue	$127.4	$127.4	$71.8	$48.5

2009E EBITDA	$15.6	$11.5	$14.6	$7.4

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Overview (cont’d.)

($ in Millions)

•                  The terminal value in 2008 is derived by applying a multiple of cash flow to 2009E EBITDA

•                  The following tables outline the potential terminal values based on scenarios 1 through 4 at various multiples and discount rates:

	Multiple of 2009E EBITDA ($15.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$36.1	$39.7	$43.4	$47.0	$50.6
16.25%	34.0	37.4	40.9	44.3	47.7
17.50%	32.1	35.3	38.5	41.7	44.9
18.75%	30.3	33.3	36.3	39.4	42.4
20.00%	28.6	31.4	34.3	37.2	40.0

	Multiple of 2009E EBITDA ($11.5 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$26.7	$29.4	$32.0	$34.7	$37.4
16.25%	25.2	27.7	30.2	32.7	35.2
17.50%	23.7	26.1	28.5	30.8	33.2
18.75%	22.4	24.6	26.9	29.1	31.3
20.00%	21.1	23.2	25.4	27.5	29.6

	Multiple of 2009E EBITDA ($14.6 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$20.2	$23.6	$27.0	$30.3	$33.7
16.25%	19.1	22.2	25.4	28.6	31.8
17.50%	18.0	21.0	24.0	27.0	29.9
18.75%	17.0	19.8	22.6	25.4	28.3
20.00%	16.0	18.7	21.3	24.0	26.7

	Multiple of 2009E EBITDA ($7.4 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$10.2	$11.9	$13.6	$15.4	$17.1
16.25%	9.6	11.3	12.9	14.5	16.1
17.50%	9.1	10.6	12.1	13.6	15.2
18.75%	8.6	10.0	11.4	12.9	14.3
20.00%	8.1	9.4	10.8	12.1	13.5

•                  The discount rate assumed is based on the Company’s weighted average cost of capital, calculated at 14.0%

•                  The weighted average cost of capital for the comparable company universe ranges from 9.5% - 13.0%

•                  A premium to the Company’s WACC was applied in order to develop a discount rate range due to the following considerations:

(i)                                     Projection variance

(ii)                                  Unpredictable nature of creative resources

(iii)                               Dependence on single vendor of product

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 1

	Projected FYE December 31,
	2H ‘03	2004	2005	2006	2007	2008	2009

Revenue	$50.8	$94.5	$104.8	$110.1	$115.6	$121.3	$127.4
EBITDA	14.5	11.2	12.4	12.8	13.4	15.0	15.6
Less: Depreciation and Amortization	(1.5)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)
EBIT	13.0	7.9	9.1	9.5	10.1	11.7	12.3
Less: Taxes @ 41.5% (2004 onward)	(5.4)	(3.3)	(3.8)	(3.9)	(4.2)	(4.8)	(5.1)
Unlevered Net Income	7.6	4.6	5.3	5.6	5.9	6.8	7.2
Plus: Depreciation & Amortization	1.5	3.3	3.3	3.3	3.3	3.3	3.3
Less: Capital Expenditures	(0.2)	(2.5)	(2.5)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(2.7)	(4.7)	2.6	3.6	1.9	2.5	(0.5)

Unlevered Free Cash Flow	$6.2	$0.7	$8.7	$9.4	$8.1	$9.1	$6.5

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(2H ‘03E-2008E)	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$26.8	$36.1	$39.7	$43.4	$47.0	$50.6	$62.9	$66.5	$70.1	$73.7	$77.4
16.25%	25.9	34.0	37.4	40.9	44.3	47.7	59.9	63.3	66.8	70.2	73.6
17.50%	25.1	32.1	35.3	38.5	41.7	44.9	57.2	60.4	63.6	66.8	70.0
18.75%	24.3	30.3	33.3	36.3	39.4	42.4	54.6	57.6	60.6	63.7	66.7
20.00%	23.6	28.6	31.4	34.3	37.2	40.0	52.1	55.0	57.9	60.7	63.6

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	6/30/2003E	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$(19.6)	$82.5	$86.1	$89.7	$93.4	$97.0	$6.12	$6.38	$6.64	$6.90	$7.16
16.25%	(19.6)	79.6	83.0	86.4	89.8	93.2	5.90	6.15	6.39	6.64	6.89
17.50%	(19.6)	76.8	80.0	83.2	86.4	89.6	5.70	5.94	6.17	6.40	6.63
18.75%	(19.6)	74.2	77.2	80.2	83.3	86.3	5.52	5.73	5.95	6.17	6.39
20.00%	(19.6)	71.8	74.6	77.5	80.3	83.2	5.34	5.55	5.75	5.96	6.17

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value – Scenario 2

	Projected FYE December 31,
	2H ‘03	2004	2005	2006	2007	2008	2009

Revenue	$50.8	$94.5	$104.8	$110.1	$115.6	$121.3	$127.4
EBITDA	14.5	11.2	12.4	12.8	13.4	15.0	11.5
Less: Depreciation and Amortization	(1.5)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)
EBIT	13.0	7.9	9.1	9.5	10.1	11.7	8.2
Less: Taxes @ 41.5% (2004 onward)	(5.4)	(3.3)	(3.8)	(3.9)	(4.2)	(4.8)	(3.4)
Unlevered Net Income	7.6	4.6	5.3	5.6	5.9	6.8	4.8
Plus: Depreciation & Amortization	1.5	3.3	3.3	3.3	3.3	3.3	3.3
Less: Capital Expenditures	(0.2)	(2.5)	(2.5)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(2.7)	(4.7)	2.6	3.6	1.9	2.5	(2.2)

Unlevered Free Cash Flow	$6.2	$0.7	$8.7	$9.4	$8.1	$9.1	$2.4

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(2H ‘03E-2008E)	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$26.8	$26.7	$29.4	$32.0	$34.7	$37.4	$53.5	$56.1	$58.8	$61.5	$64.2
16.25%	25.9	25.2	27.7	30.2	32.7	35.2	51.1	53.6	56.1	58.6	61.1
17.50%	25.1	23.7	26.1	28.5	30.8	33.2	48.8	51.2	53.5	55.9	58.3
18.75%	24.3	22.4	24.6	26.9	29.1	31.3	46.7	48.9	51.2	53.4	55.6
20.00%	23.6	21.1	23.2	25.4	27.5	29.6	44.7	46.8	48.9	51.0	53.1

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	6/30/2003E	5.0x	5.5x	6.0x	6.5x	7.0x	5.0x	5.5x	6.0x	6.5x	7.0x

15.00%	$(19.6)	$73.1	$75.8	$78.4	$81.1	$83.8	$5.44	$5.63	$5.82	$6.02	$6.21
16.25%	(19.6)	70.7	73.2	75.7	78.2	80.7	5.26	5.44	5.63	5.81	5.99
17.50%	(19.6)	68.4	70.8	73.2	75.5	77.9	5.10	5.27	5.44	5.61	5.78
18.75%	(19.6)	66.3	68.5	70.8	73.0	75.2	4.95	5.11	5.27	5.43	5.59
20.00%	(19.6)	64.3	66.4	68.5	70.6	72.7	4.80	4.96	5.11	5.26	5.41

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value - Scenario 3

	Projected FYE December 31,
	2H ‘03	2004	2005	2006	2007	2008	2009

Revenue	$50.8	$94.5	$104.8	$110.1	$115.6	$121.3	$71.8
EBITDA	14.5	11.2	12.4	12.8	13.4	15.0	14.6
Less: Depreciation and Amortization	(1.5)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)
EBIT	13.0	7.9	9.1	9.5	10.1	11.7	11.3
Less: Taxes @ 41.5% (2004 onward)	(5.4)	(3.3)	(3.8)	(3.9)	(4.2)	(4.8)	(4.7)
Unlevered Net Income	7.6	4.6	5.3	5.6	5.9	6.8	6.6
Plus: Depreciation & Amortization	1.5	3.3	3.3	3.3	3.3	3.3	3.3
Less: Capital Expenditures	(0.2)	(2.5)	(2.5)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(2.7)	(4.7)	2.6	3.6	1.9	2.5	8.8

Unlevered Free Cash Flow	$6.2	$0.7	$8.7	$9.4	$8.1	$9.1	$15.2

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(2H ‘03E-2008E)	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$26.8	$20.2	$23.6	$27.0	$30.3	$33.7	$47.0	$50.4	$53.7	$57.1	$60.5
16.25%	25.9	19.1	22.2	25.4	28.6	31.8	45.0	48.1	51.3	54.5	57.7
17.50%	25.1	18.0	21.0	24.0	27.0	29.9	43.0	46.0	49.0	52.0	55.0
18.75%	24.3	17.0	19.8	22.6	25.4	28.3	41.2	44.1	46.9	49.7	52.5
20.00%	23.6	16.0	18.7	21.3	24.0	26.7	39.6	42.2	44.9	47.6	50.2

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	6/30/2003E	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$(19.6)	$66.6	$70.0	$73.4	$76.7	$80.1	$4.97	$5.21	$5.46	$5.70	$5.94
16.25%	(19.6)	64.6	67.7	70.9	74.1	77.3	4.82	5.05	5.28	5.51	5.74
17.50%	(19.6)	62.7	65.7	68.6	71.6	74.6	4.68	4.90	5.12	5.33	5.55
18.75%	(19.6)	60.9	63.7	66.5	69.3	72.2	4.55	4.76	4.96	5.17	5.37
20.00%	(19.6)	59.2	61.8	64.5	67.2	69.8	4.43	4.63	4.82	5.01	5.20

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Net Present Value - Scenario 4

	Projected FYE December 31,
	2H ‘03	2004	2005	2006	2007	2008	2009
Revenue	$50.8	$94.5	$104.8	$110.1	$115.6	$121.3	$48.5
EBITDA	14.5	11.2	12.4	12.8	13.4	15.0	7.4
Less: Depreciation and Amortization	(1.5)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)	(3.3)
EBIT	13.0	7.9	9.1	9.5	10.1	11.7	4.1
Less: Taxes @ 41.5% (2004 onward)	(5.4)	(3.3)	(3.8)	(3.9)	(4.2)	(4.8)	(1.7)
Unlevered Net Income	7.6	4.6	5.3	5.6	5.9	6.8	2.4
Plus: Depreciation & Amortization	1.5	3.3	3.3	3.3	3.3	3.3	3.3
Less: Capital Expenditures	(0.2)	(2.5)	(2.5)	(3.0)	(3.0)	(3.5)	(3.5)
Less: Changes in Working Capital	(2.7)	(4.7)	2.6	3.6	1.9	2.5	7.4

Unlevered Free Cash Flow	$6.2	$0.7	$8.7	$9.4	$8.1	$9.1	$9.6

	Discounted Cash Flows	PV of Terminal Value as a Multiple of 2009E EBITDA					Enterprise Value
Discount Rate	(2H ‘03E-2008E)	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x
15.00%	$26.8	$10.2	$11.9	$13.6	$15.4	$17.1	$37.0	$38.7	$40.4	$42.1	$43.8
16.25%	25.9	9.6	11.3	12.9	14.5	16.1	35.5	37.1	38.8	40.4	42.0
17.50%	25.1	9.1	10.6	12.1	13.6	15.2	34.2	35.7	37.2	38.7	40.2
18.75%	24.3	8.6	10.0	11.4	12.9	14.3	32.9	34.3	35.7	37.2	38.6
20.00%	23.6	8.1	9.4	10.8	12.1	13.5	31.6	33.0	34.3	35.7	37.0

	Net Debt @	Total Equity Value					Equity Value per Share
Discount Rate	6/30/2003E	3.0x	3.5x	4.0x	4.5x	5.0x	3.0x	3.5x	4.0x	4.5x	5.0x

15.00%	$(19.6)	$56.6	$58.3	$60.0	$61.7	$63.4	$4.24	$4.37	$4.49	$4.62	$4.74
16.25%	(19.6)	55.2	56.8	58.4	60.0	61.6	4.14	4.26	4.37	4.49	4.61
17.50%	(19.6)	53.8	55.3	56.8	58.3	59.8	4.04	4.15	4.26	4.37	4.48
18.75%	(19.6)	52.5	53.9	55.3	56.8	58.2	3.94	4.05	4.15	4.26	4.36
20.00%	(19.6)	51.3	52.6	54.0	55.3	56.7	3.85	3.95	4.05	4.15	4.25

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Summary of Discounted Cash Flow Analysis

•                  The following tables outline the per share equity values corresponding to scenarios 1 through 4:

	Multiple of 2009E EBITDA ($15.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$6.12	$6.38	$6.64	$6.90	$7.16
16.25%	5.90	6.15	6.39	6.64	6.89
17.50%	5.70	5.94	6.17	6.40	6.63
18.75%	5.52	5.73	5.95	6.17	6.39
20.00%	5.34	5.55	5.75	5.96	6.17

	Multiple of 2009E EBITDA ($11.5 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$5.44	$5.63	$5.82	$6.02	$6.21
16.25%	5.26	5.44	5.63	5.81	5.99
17.50%	5.10	5.27	5.44	5.61	5.78
18.75%	4.95	5.11	5.27	5.43	5.59
20.00%	4.80	4.96	5.11	5.26	5.41

	Multiple of 2009E EBITDA ($14.6 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$4.97	$5.21	$5.46	$5.70	$5.94
16.25%	4.82	5.05	5.28	5.51	5.74
17.50%	4.68	4.90	5.12	5.33	5.55
18.75%	4.55	4.76	4.96	5.17	5.37
20.00%	4.43	4.63	4.82	5.01	5.20

	Multiple of 2009E EBITDA ($7.4 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$4.24	$4.37	$4.49	$4.62	$4.74
16.25%	4.14	4.26	4.37	4.49	4.61
17.50%	4.04	4.15	4.26	4.37	4.48
18.75%	3.94	4.05	4.15	4.26	4.36
20.00%	3.85	3.95	4.05	4.15	4.25

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Summary of Discounted Cash Flow Analysis (cont’d.)

($ in Millions, except per share values)

•                  Jefferies based the following probabilities of each of scenarios 1 through 4 on conversations with Management and TK:

	Scenario
	1	2	3	4
Probability	5.0%	50.0%	25.0%	20.0%

•                  These probabilities result in the following enterprise values for Mustang:

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$49.0	$51.7	$54.4	$57.1	$59.8
16.25%	46.9	49.4	52.0	54.5	57.1
17.50%	44.9	47.3	49.6	52.0	54.4
18.75%	43.0	45.2	47.5	49.7	52.0
20.00%	41.2	43.3	45.4	47.6	49.7

•                  Which equate to the following range of values per share:

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$5.12	$5.31	$5.51	$5.70	$5.90
16.25%	4.96	5.14	5.33	5.51	5.70
17.50%	4.82	4.99	5.16	5.33	5.51
18.75%	4.68	4.84	5.00	5.17	5.33
20.00%	4.55	4.70	4.86	5.01	5.17

Confidential – July 10, 2003

DISCOUNTED CASH FLOW ANALYSIS

Weighted Average Cost of Capital

	Symbol	Mustang Value	ATN	DFS	FUSA	JAKK	MSO	MVL	RL	RCRC	TOPP
Inputs:
Risk-free Interest Rate (LT-treasury rate)(1)	Rf	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%
Market Risk Premium(2)	Rm	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Market Cap Risk Premium(3)	Rp	3.5%	0.0%	3.5%	3.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Unlevered Asset Beta of Comparables(4)	Ba	0.89	0.86	0.89	0.88	0.89	0.85	0.91	0.88	0.88	0.88
Comparables Tax Rate	t	38.8%	39.3%	39.4%	39.0%	39.0%	39.0%	39.0%	39.4%	39.0%	39.0%
Weight of Equity of Measured Company	Wem	100.0%	89.1%	90.5%	94.2%	100.0%	100.0%	90.9%	88.3%	73.4%	100.0%
Weight of Debt of Measured Company	Wdm	0.0%	10.9%	9.5%	5.8%	0.0%	0.0%	9.1%	11.7%	26.6%	0.0%
Weight of Equity of Comparables(4)	We	91.5%	92.9%	92.7%	92.5%	91.5%	91.5%	92.7%	93.0%	94.8%	91.5%
Weight of Debt of Comparables(4)	Wd	8.5%	7.1%	7.3%	7.5%	8.5%	8.5%	7.3%	7.0%	5.2%	8.5%
Levered Equity Beta of Comparables (Ba*(1+(Wd/We*(1-t)))	Be	0.94	0.90	0.93	0.93	0.94	0.90	0.95	0.92	0.91	0.93

Cost of Equity:
Levered Equity Beta of Measured Company	Bem	0.83	1.12	0.86	0.53	0.83	1.10	0.72	0.94	1.06	0.91
Multiply: Market Risk Premium	Rm	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Industry Risk Premium		5.8%	7.8%	6.0%	3.7%	5.8%	7.7%	5.0%	6.6%	7.4%	6.4%
Plus: Risk-Free Interest Rate	Rf	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%
Plus: Micro-Cap Risk Premium	Rp	3.5%	0.0%	3.5%	3.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Cost of Equity (Rf+Rp+Bem*(Rm))	Ke	14.0%	12.5%	14.2%	11.9%	10.5%	12.4%	9.7%	11.3%	12.1%	11.1%

Pre-tax cost of debt(5)	Kd	0.0%	5.0%	3.2%	4.8%	5.0%	0.0%	11.9%	5.4%	3.8%	0.0%
Multiply:Tax Rate	t	41.5%	37.0%	36.0%	40.0%	40.0%	40.0%	40.0%	36.5%	40.0%	40.0%
Cost of Debt (Kd*(1-t))		0.0%	3.2%	2.0%	2.9%	3.0%	0.0%	7.1%	3.4%	2.3%	0.0%

Calculation WACC:
WACC ((Ke*Wem)+((Kd*(1-t))*Wdm))		14.0%	11.5%	13.0%	11.4%	10.5%	12.4%	9.5%	10.3%	9.5%	11.1%
Average WACC (Excluding Mustang)		11.0%

(1)          Based on approximate 30-year Treasury rate.

(2)          Long-horizon equity risk premium per Ibbotson Associates.

(3)          Micro-cap equity size premium per Ibbotson Associates.  Accounts for the greater risks associated with micro-cap stocks (defined by Ibbotson as having a market capitalization less than $314 million) relative to large capitalization stocks.

(4)          Based on mean of comps and excludes comparables with less than 10,000 shares traded on average per day over the previous 3 months.

(5)          Based on average cost of debt.

Confidential – July 10, 2003

COMPARABLE TRADING ANALYSIS

Confidential – July 10, 2003

COMPARABLE TRADING ANALYSIS

Overview(1)

•                  The Comparable Trading Analysis utilizes multiples derived from comparable publicly traded companies to develop a value for Mustang

•                  We included the following companies in the comparable universe:

•                  Action Performance Companies, Inc. (ATN)

•                  Department 56, Inc. (DFS)

•                  Fotoball USA, Inc. (FUSA)

•                  JAKK’s Pacific, Inc. (JAKK)

•                  Martha Stewart Living Omnimedia, Inc. (MSO)

•                  Marvel Enterprises, Inc. (MVC)

•                  Polo Ralph Lauren Corporation (RL)

•                  RC2 Corporation (RCRC)

•                  The Topps Company, Inc. (TOPP)

(1) Note: Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

Confidential – July 10, 2003

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation

($ in Millions, except per share data)

	Stock Price	% of 52-Week	Equity Value	Enterprise Value	LTM Revenue	Enterprise Value as a Multiple of:
						Revenue						EBITDA						Price/EPS
Company	7/9/2003	High	($mm)	($mm)	($mm)	LTM		2003E		2004E		LTM		2003E		2004E		LTM		2003E		2004E

Action Performance Companies, Inc.	$19.24	56.1%	$354.3	$336.3	$399.4	0.8	x	0.82	x	0.7	x	3.7	x	N/A	x	N/A	x	8.2	x	8.8	x	8.3	x
Department 56, Inc.	15.52	98.6%	209.2	219.7	211.0	1.0		1.2		N/A		4.7		N/A		N/A		5.4		8.9		N/A
Fotoball USA, Inc.	3.01	60.2%	11.7	9.3	42.2	0.2		N/A		N/A		5.8		N/A		N/A		18.4		N/A		N/A
JAKKs Pacific, Inc.	14.00	84.2%	351.1	279.5	317.9	0.9		0.8		N/A		5.9		5.0		N/A		9.4		8.2		N/A
Martha Stewart Living Omnimedia, Inc.	9.10	71.9%	459.8	293.3	285.1	1.0		1.2		1.1		11.5		NM		NM		45.3		NM		NM
Marvel Enterprises, Inc.	19.80	78.4%	1,536.5	1,605.7	329.2	4.9		6.8		5.1		12.2		13.1		11.5		NM		17.8		17.5
Polo Ralph Lauren Corporation	26.30	94.2%	2,639.4	2,645.2	2,439.3	1.1		1.0		0.9		6.9		6.9		6.0		14.2		13.8		11.7
RC2 Corporation	17.40	80.8%	317.1	411.7	214.7	1.9		1.2		1.1		8.0		6.0		5.3		12.0		9.7		8.7
The Topps Company, Inc.	8.97	87.9%	375.5	261.6	278.4	0.9		0.9		N/A		13.3		9.0		N/A		28.3		19.9		N/A
Mustang	$2.54	65.6%	$33.6	$11.0	$87.6	0.1	x	0.1	x	0.1	x	38.4	x	1.9	x	1.0	x	N/M	x	18.1	x	6.7	x

Multiple Analysis:

Mean						1.0	x	1.0	x	1.0	x	7.6	x	6.6	x	5.3	x	18.1	x	11.1	x	8.5	x
Median						0.9		1.0		1.1		5.9		6.0		5.3		12.0		8.9		8.5
High						1.9		1.2		1.1		13.3		9.0		5.3		45.3		19.9		8.7
Low						0.2		0.8		0.7		3.7		5.0		5.3		5.4		8.2		8.3

Note: Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

Confidential – July 10, 2003

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation (cont’d.)

($ in Millions, except per share data)

	Revenue						EBITDA						Price/EPS
	LTM		2003E		2004E		LTM		2003E		2004E		LTM		2003E		2004E
Mustang Operating Results	$87.6		$77.3		$94.5		$0.3		$5.8		$11.2		($0.13)		$0.14		$0.38

Applicable Multiples
Mean	1.0	x	1.0	x	1.0	x	7.6	x	6.6	x	5.3	x	18.1	x	11.1	x	8.5	x
Median	0.9	x	1.0	x	1.1	x	5.9	x	6.0	x	5.3	x	12.0	x	8.9	x	8.5	x

Corresponding Enterprise Values
Mean	$86.0		$79.3		$90.5		$2.2		$38.5		$59.0		NM		$(1.9)		$20.0
Median	82.3		79.9		104.5		1.7		34.6		59.0		NM		(6.1)		20.0

Corresponding Equity Values
Mean	$108.6		$101.9		$113.1		$24.8		$61.1		$81.6		NM		$20.7		$42.6
Median	104.9		102.5		127.1		24.3		57.2		81.6		NM		16.5		42.6

Corresponding Equity Values per Share
Mean	$8.00		$7.51		$8.32		$1.87		$4.57		$6.05		NM		$1.56		$3.22
Median	$7.73		$7.56		$9.33		$1.84		$4.29		$6.05		NM		$1.25		$3.22

Confidential – July 10, 2003

COMPARABLE TRANSACTION ANALYSIS

Confidential – July 10, 2003

COMPARABLE TRANSACTION ANALYSIS

Overview

•                  The Comparable Transaction Analysis utilizes multiples derived from comparable acquisitions to develop a value for Mustang

•                  We used the following criteria to identify comparable transactions:

•                  Brand awareness of target companies

•                  Companies engaging in manufacturing, marketing and selling proprietary, often copyrighted material

•                  Comparable acquisition targets include:

•                  Book publishers

•                  Video game developers

•                  Music publishers

Confidential – July 10, 2003

COMPARABLE TRANSACTION ANALYSIS

Comparable Transaction Valuation

($ in Millions)

	Target / Acquiror		Transaction Value		Transaction Value / LTM
Date		Transaction Description			Revenues		EBITDA		Net Income
Book Publishers
2/11/00	Taylor Publishing (Insilco Holding Co.)	Publishing business unit	$93.5		0.8	x(1)	5.9	x(1)	13.6	x(1)
	TP Acquisition Corp. (Castle Harlan Partners III, L.P.)
6/27/00	ComputerPREP, Inc. Prosoftraining.com	Computer training manuals and systems publisher	$30.1		2.0	x	NM		NM
9/22/00	Dover Publications, Inc. Courier Corporation	Special-interests books publisher	$39.0		1.2	x	6.1	x	9.3	x
8/15/01	Golden Books Family Entertainment, Inc.	Children’s books publisher	$154.4		1.1	x	NM		NM
	Random House, Inc. and Classic Media, Inc.
8/12/01	Hungry Minds, Inc. John Wiley & Sons, Inc.	Computer, business, and self-help books publisher	$171.6		0.8x	x	15.6	x	NM
4/8/02	Klutz (Corus Entertainment Inc.) Scholastic Corporation	Children’s books publisher	$42.8	(2)	1.1	x	NA		NA
1/21/03	Sterling Publishing Co., Inc. Barnes & Noble, Inc.	Publisher of how-to books	$122.6		3.1	x	NM		NM
4/8/03	CRC Press group of companies Taylor & Francis Group plc	Publisher of professional reference books and journals	$95.0		1.8	x	9.5	x	22.5	x
Video Game Developers
12/21/01	Rainbow Multimedia Group, Inc. THQ Inc.	Manufacturer of computer game content	$45.4		4.3	x	NM		27.2	x
4/30/02	Shiny Entertainment, Inc. Infogrames, Inc.	Developer of computer software games	$49.9		8.6	x	NM		NM
Music Publishers
1/4/02	Word Entertainment (Gaylord Entertainment Co.)	Contemporary Christian music publishing business	$84.1		0.7	x	NA		NA
	WMGA LLC (Warner Music Group Inc.)
8/27/02	Acuff-Rose (Gaylord Entertainment Co.)	Music publishing catalog business unit	$157.0		10.3	x(1)	NA		NA
	Sony/ATV Music Publishing
Other
2/11/99	Fleer/Skybox International (Marvel Enterprises)	Sports and entertainment trading card business unit	$26.0	(3)	0.4	x	NM		NM
	Golden Cycle, LLC

Mean					2.8	x	9.3	x	18.1	x
Median					1.2	x	7.8	x	18.1	x

(1)          Multiple based on annualized data of relevant available public information of target company.

(2)          Additional payments of $31.3 million possible in 2004 and 2005 based upon certain revenue thresholds for Klutz.

(3)          Assumes liabilities assumed by acquiror to be immaterial.

Confidential – July 10, 2003

COMPARABLE TRANSACTION ANALYSIS

Comparable Transaction Valuation

($ in Millions, except per share data)

	Revenue LTM 3/31/03		EBITDA LTM 3/31/03		EPS LTM 3/31/03
Mustang Operating Results	$87.6		$0.3		$(0.13)

Applicable Multiples
Mean	2.8	x	9.3	x	18.1	x
Median	1.2	x	7.8	x	18.1	x

Corresponding Enterprise Values
Mean	$243.6		$2.7		NM
Median	108.0		2.2		NM

Corresponding Equity Values
Mean	$266.2		$25.2		NM
Median	130.6		24.8		NM

Corresponding Equity Values per Share
Mean	$18.99		$1.91		NM
Median	$9.58		$1.88		NM

Confidential – July 10, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Confidential – July 10, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Overview

•                  The purchase price premium analysis considers transactions with the following criteria:

•                  Completed transactions only

•                  Total transaction value greater than $25 million and less than $250 million

•                  Stock price 4 weeks prior to announcement greater than $1.00

•                  Final price per share greater than $1.00

•                  Announcement dates post July 1, 2001

•                  Completion dates between July 1, 2002 and present

•                  Spin-offs excluded

•                  Parameters considered are:

•                  Premium of final price per share to price 4 weeks prior to announcement date

Confidential – July 10, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 - Present; Cash and Stock Transactions

($ in Millions, except per share data)

Date Effective	Target Name	Acquiror Name	Transaction Value	Target Price 4 Wks. Prior to Ann. Date	Final Price per Share	Premium
7/3/02	Collateral Therapeutics Inc	Schering AG	$140.9	$4.25	$11.25	164.7%
7/7/02	SpaceLabs Medical Inc	Instrumentarium Corp	139.9	13.00	14.25	9.6%
7/8/02	BEI Medical Systems Co	Boston Scientific Corp	95.6	5.80	6.84	17.9%
7/11/02	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	41.2	8.94	9.45	5.7%
7/17/02	Maynard Oil Co	Plantation Petroleum Holdings	83.0	19.50	17.00	-12.8%
7/19/02	iDine Rewards Network Inc	iDine Rewards Network Inc	26.3	11.16	10.62	-4.8%
7/22/02	Eagle Bancshares Inc, Tucker, GA	RBC Centura Banks Inc	154.2	15.45	26.00	68.3%
7/22/02	SilverStream Software Inc	Novell Inc	212.3	4.90	9.00	83.7%
7/23/02	Technisource Inc	Intellimark Holdings Inc	42.8	2.30	4.00	73.9%
7/25/02	Morton’s Restaurant Group Inc	Castle Harlan Inc	71.1	12.98	17.00	31.0%
7/26/02	Dick Clark Productions Inc	Investor Group	150.4	9.70	14.50	49.5%
7/26/02	Ipswich Bancshares, Ipswich, MA	Banknorth Group Inc, ME	41.4	13.35	20.50	53.6%
7/31/02	Community Financial Group, TN	Synovus Financial Corp, GA	89.4	18.50	26.00	40.5%
7/31/02	Interstate Hotels Corp	MeriStar Hotels & Resorts Inc	78.7	2.58	5.57	115.9%
7/31/02	Official Payments Corp	Tier Technologies Inc	75.8	2.44	3.00	23.0%
8/1/02	SignalSoft Corp	Openwave Systems Inc	58.8	1.17	2.26	93.2%
8/5/02	Fortress Group Inc	Lennar Corp	112.2	3.05	3.68	20.7%
8/21/02	Vista Bancorp, Phillipsburg, NJ	United National Bancorp, NJ	151.8	20.00	28.36	41.8%
8/22/02	Glyko Biomedical Ltd	BioMarin Pharmaceutical Inc	143.3	7.00	4.14	-40.9%
8/22/02	Waypoint Financial Corp, PA	Waypoint Financial Corp, PA	30.2	15.18	15.95	5.1%
8/23/02	Wink Communications Inc	Liberty Broadband Interactive	101.2	2.31	3.00	29.9%
8/23/02	Netro Corp	Netro Corp	80.5	2.29	3.50	52.8%
8/29/02	UTStarcom Inc	UTStarcom Inc	75.4	16.66	12.57	-24.5%
8/30/02	Gulf West Banks Inc	South Finl Group, Greenville, SC	118.1	11.25	13.95	24.0%
8/30/02	Energizer Holdings Inc	Energizer Holdings Inc	76.4	26.97	29.00	7.5%
8/31/02	Bancorp Connecticut Inc	Banknorth Group Inc, ME	158.5	22.50	28.00	24.4%
9/6/02	SkillSoft Corp	SmartForce PLC	231.3	17.92	12.67	-29.3%
9/9/02	Peoples Financial Corp Inc	S&T Bancorp Inc, Indiana, PA	87.4	37.00	52.20	41.1%
9/9/02	Omega Worldwide Inc	Four Seasons Health Care Ltd	119.0	2.00	3.32	66.0%
9/13/02	McAfee.com Corp	Network Associates Inc	229.5	16.25	15.43	-5.0%
9/13/02	Seabulk International Inc	Investor Group	100.0	6.00	8.00	33.3%
9/13/02	Seabulk International Inc	Investor Group	41.6	6.00	8.00	33.3%
9/13/02	DeWolfe Cos Inc	NRT Inc(HFS, Apollo Management)	133.0	12.60	19.00	50.8%
9/13/02	Charming Shoppes Inc	Charming Shoppes Inc	44.1	6.05	6.95	14.9%
9/20/02	inSilicon Corp	Synopsys Inc	64.1	2.53	4.05	60.1%
9/27/02	Chase Industries Inc	Olin Corp	180.5	11.80	11.52	-2.4%
10/9/02	CommScope Inc	Investor Group	53.0	7.22	5.20	-28.0%
10/11/02	Local Financial Corp, Oklahoma	Local Financial Corp, Oklahoma	27.5	14.59	13.38	-8.3%
10/15/02	Interlinq Software Corp	Harland Finl Solutions Inc	33.6	2.00	6.25	212.5%
10/16/02	Quanta Services Inc	First Reserve Corp	26.0	2.65	3.00	13.2%
10/18/02	Seaboard Corp	Seaboard Corp	47.2	235.00	203.26	-13.5%
10/21/02	Dress Barn Inc	Dress Barn Inc	120.0	14.63	15.00	2.5%
10/22/02	Tab Products Co	HS Morgan	31.8	5.15	5.85	13.6%
10/28/02	Toymax International Inc	JAKKS Pacific Inc	56.4	1.87	4.50	140.6%
10/29/02	Datum Inc	SymmetriCom Inc	111.5	11.92	16.84	41.3%
11/1/02	CTB International Corp	Berkshire Hathaway Inc	178.7	12.46	12.75	2.3%
11/15/02	Vestcom International Inc	Cornerstone Equity Investors	77.1	3.50	6.25	78.6%
11/18/02	Centennial Bancorp, Portland, OR	Umpqua Holdings Corp	222.2	7.40	9.35	26.4%
11/20/02	New Century Financial Corp	New Century Financial Corp	27.1	28.90	27.05	-6.4%
11/22/02	Konover Property Trust Inc	Investor Group	26.6	1.80	2.10	16.7%
11/26/02	Keynote Systems Inc	Keynote Systems Inc	29.6	6.55	8.00	22.1%
12/2/02	Paravant Inc	DRS Technologies Inc	85.0	3.71	4.75	28.0%
12/11/02	Ralcorp Holdings Inc	Ralcorp Holdings Inc	27.5	20.47	24.00	17.2%
12/13/02	Union Bankshares Ltd, Denver, CO	KeyCorp, Cleveland, Ohio	65.9	13.00	22.63	74.1%
12/13/02	Vicinity Corp	Microsoft Corp	95.8	2.23	3.33	49.3%
12/19/02	Hunt Corp	Berwind Co LLC	115.2	9.10	12.50	37.4%
12/20/02	Spectrian Corp	Remec Inc	$39.4	$11.93	$3.44	-71.2%
12/20/02	Infinium Software Inc	SSA Global Technologies Inc	104.7	4.63	7.00	51.2%
12/31/02	Warren Bancorp Inc	Banknorth Group Inc, ME	125.6	12.20	15.75	29.1%
12/31/02	First Banks America Inc, TX	First Banks Inc, Clayton, MO	26.2	40.09	40.54	1.1%
1/1/03	Liberty Bancorp, Avenel, NJ	NSB Holding Corp	89.4	17.87	26.50	48.3%
1/3/03	Big Foot Financial Corp	Midwest Banc Holdings Inc	33.6	16.75	21.27	27.0%
1/8/03	Meridian Medical Technologies	King Pharmaceuticals Inc	247.9	29.49	44.50	50.9%
1/9/03	Scherer Healthcare Inc	Stericycle Inc	40.8	3.30	8.57	159.7%
1/13/03	MetroBanCorp, Indianapolis, IN	First Indiana Corp, Indiana	39.2	9.34	17.00	82.0%
1/21/03	Prophet 21 Inc	Investor Group	68.1	9.16	16.30	77.9%
1/23/03	Meemic Holdings Inc	ProAssurance Corp	35.4	21.31	29.00	36.1%
1/24/03	Leeds Federal Bankshares Inc	Northwest Bancorp, Warren, PA	43.0	16.35	32.00	95.7%
1/29/03	Admiralty Bancorp Inc, FL	RBC Centura Banks Inc	149.8	21.00	26.00	23.8%
1/31/03	Cohesion Technologies Inc	Angiotech Pharmaceuticals Inc	39.4	2.03	4.05	99.5%
2/5/03	Ebenx Inc	SHPS Inc	106.1	1.67	4.85	190.4%
2/7/03	Tremont Corp	Valhi Inc	127.0	29.80	65.21	118.8%
2/10/03	OraPharma Inc	Johnson & Johnson	103.8	4.83	7.41	53.4%
2/28/03	International Specialty Prods	Samuel J Heyman	138.0	7.70	10.30	33.8%
2/28/03	Empire Federal Bancorp Inc, MO	Sterling Financial Corp, WA	29.8	14.05	19.25	37.0%
2/28/03	Acadiana Bancshares, Louisiana	Iberiabank Corp	67.7	24.50	39.38	60.7%
2/28/03	Granite State Bankshares, NH	Chittenden Corp, Burlington, VT	247.4	31.38	46.00	46.6%
3/3/03	Hoovers Inc	Dun & Bradstreet Corp	117.3	5.14	7.00	36.2%
3/3/03	Numerical Technologies Inc	Synopsys Inc	239.2	3.10	7.00	125.8%
3/3/03	Giga Information Group Inc	Forrester Research Inc	61.5	1.55	4.75	206.5%
3/6/03	Synaptic Pharmaceutical Corp	H Lundbeck A/S	121.8	4.01	6.50	62.1%
3/10/03	Bionx Implants Inc	CONMED Corp	48.1	2.96	4.35	47.0%
3/10/03	Graco Inc	Graco Inc	54.8	26.00	24.89	-4.3%
3/14/03	Equitable Bank, Wheaton, MD	BB&T Corp, Winston-Salem, NC	47.6	26.50	36.18	36.5%
3/17/03	HTE Inc	SunGard Data Systems Inc	121.8	4.85	7.00	44.3%
3/18/03	CoorsTek Inc	Investor Group	222.8	13.95	26.00	86.4%
3/18/03	BayCorp Holdings Ltd	BayCorp Holdings Ltd	126.2	14.73	14.85	0.8%
3/19/03	Inktomi Corp	Yahoo! Inc	249.1	1.49	1.65	10.7%
3/25/03	H Power Corp	Plug Power Inc	45.4	2.90	4.20	44.8%
3/26/03	ANFI Inc	Fidelity Natl Finl Inc	131.4	11.81	14.71	24.6%
3/26/03	Rawlings Sporting Goods Co	K2 Inc	105.7	5.50	9.00	63.6%
3/26/03	Aegis Realty Inc	Phillips Edison Ltd	161.4	10.70	11.52	7.7%
3/28/03	3-Dimensional Pharmaceuticals	Johnson & Johnson	133.9	3.05	5.74	88.2%
3/31/03	Resonate Inc	GTG Acquisition Corp	53.5	1.76	1.94	10.2%
3/31/03	Multex.com Inc	Reuters Group PLC	243.1	4.66	7.35	57.7%
4/7/03	Montana Mills Bread Co Inc	Krispy Kreme Doughnuts Inc	41.0	4.65	5.06	8.8%
4/8/03	Caminus Corp	SunGard Data Systems Inc	153.5	2.45	9.00	267.3%
4/23/03	ARV Assisted Living Inc	Prometheus Assisted Living LLC	39.2	2.46	3.90	58.5%
4/23/03	Royal Appliance Manufacturing	TechTronic Industries Co Ltd	94.5	4.47	7.37	64.9%
4/30/03	Metropolitan Financial Corp, OH	Sky Financial Group Inc, OH	79.1	2.99	4.89	63.5%
5/5/03	INRANGE Technologies Corp	Computer Network Technology	172.7	1.88	2.31	22.9%
5/23/03	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	66.4	9.25	9.97	7.8%
5/28/03	Merry Land Properties Inc	Cornerstone Realty Income Tr	130.8	9.56	13.36	39.7%
5/28/03	Apogent Technologies Inc	Apogent Technologies Inc	105.4	15.20	17.50	15.1%
5/30/03	Signal Technology Corp	Crane Co	142.5	10.90	13.25	21.6%
5/31/03	Bay State Bancorp	Seacoast Financial Services	128.8	24.55	27.00	10.0%
6/12/03	National Service Industries	California Investment Fund LLC	111.9	5.97	10.00	67.5%
6/19/03	Salant Corp	Perry Ellis International Inc	88.9	4.00	9.48	137.0%
6/25/03	AlphaNet Solutions Inc	CIBER Inc	27.9	1.35	4.05	200.0%
6/30/03	Ramsay Youth Services Inc	Psychiatric Solutions Inc	77.9	4.01	5.00	24.7%
7/1/03	Baltek Corp	Alcan Inc	36.3	9.02	15.17	68.2%
7/2/03	Bruker AXS Inc	Bruker Daltonics Inc	104.6	1.45	1.86	28.3%
7/3/03	Lillian Vernon Corp	Investor Group	60.7	4.21	7.25	72.2%

Confidential – July 10, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 - Present; Cash Only Transactions

($ in Millions, except per share data)

Date Effective	Target Name	Acquiror Name	Transaction Value	Target Price 4 Wks. Prior toAnn. Date	Final Price per Share	Premium
7/7/02	SpaceLabs Medical Inc	Instrumentarium Corp	$139.9	$13.00	$14.25	9.6%
7/8/02	BEI Medical Systems Co	Boston Scientific Corp	95.6	5.80	6.84	17.9%
7/11/02	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	41.2	8.94	9.45	5.7%
7/17/02	Maynard Oil Co	Plantation Petroleum Holdings	83.0	19.50	17.00	-12.8%
7/19/02	iDine Rewards Network Inc	iDine Rewards Network Inc	26.3	11.16	10.62	-4.8%
7/22/02	Eagle Bancshares Inc, Tucker, GA	RBC Centura Banks Inc	154.2	15.45	26.00	68.3%
7/22/02	SilverStream Software Inc	Novell Inc	212.3	4.90	9.00	83.7%
7/23/02	Technisource Inc	Intellimark Holdings Inc	42.8	2.30	4.00	73.9%
7/25/02	Morton’s Restaurant Group Inc	Castle Harlan Inc	71.1	12.98	17.00	31.0%
7/26/02	Dick Clark Productions Inc	Investor Group	150.4	9.70	14.50	49.5%
7/31/02	Official Payments Corp	Tier Technologies Inc	75.8	2.44	3.00	23.0%
8/1/02	SignalSoft Corp	Openwave Systems Inc	58.8	1.17	2.26	93.2%
8/5/02	Fortress Group Inc	Lennar Corp	112.2	3.05	3.68	20.7%
8/22/02	Waypoint Financial Corp, PA	Waypoint Financial Corp, PA	30.2	15.18	15.95	5.1%
8/23/02	Wink Communications Inc	Liberty Broadband Interactive	101.2	2.31	3.00	29.9%
8/23/02	Netro Corp	Netro Corp	80.5	2.29	3.50	52.8%
8/29/02	UTStarcom Inc	UTStarcom Inc	75.4	16.66	12.57	-24.5%
8/30/02	Energizer Holdings Inc	Energizer Holdings Inc	76.4	26.97	29.00	7.5%
8/31/02	Bancorp Connecticut Inc	Banknorth Group Inc, ME	158.5	22.50	28.00	24.4%
9/9/02	Peoples Financial Corp Inc	S&T Bancorp Inc, Indiana, PA	87.4	37.00	52.20	41.1%
9/9/02	Omega Worldwide Inc	Four Seasons Health Care Ltd	119.0	2.00	3.32	66.0%
9/13/02	Seabulk International Inc	Investor Group	100.0	6.00	8.00	33.3%
9/13/02	Seabulk International Inc	Investor Group	41.6	6.00	8.00	33.3%
9/13/02	DeWolfe Cos Inc	NRT Inc(HFS, Apollo Management)	133.0	12.60	19.00	50.8%
9/13/02	Charming Shoppes Inc	Charming Shoppes Inc	44.1	6.05	6.95	14.9%
9/20/02	inSilicon Corp	Synopsys Inc	64.1	2.53	4.05	60.1%
10/9/02	CommScope Inc	Investor Group	53.0	7.22	5.20	-28.0%
10/11/02	Local Financial Corp, Oklahoma	Local Financial Corp, Oklahoma	27.5	14.59	13.38	-8.3%
10/15/02	Interlinq Software Corp	Harland Finl Solutions Inc	33.6	2.00	6.25	212.5%
10/16/02	Quanta Services Inc	First Reserve Corp	26.0	2.65	3.00	13.2%
10/18/02	Seaboard Corp	Seaboard Corp	47.2	235.00	203.26	-13.5%
10/21/02	Dress Barn Inc	Dress Barn Inc	120.0	14.63	15.00	2.5%
10/22/02	Tab Products Co	HS Morgan	31.8	5.15	5.85	13.6%
11/1/02	CTB International Corp	Berkshire Hathaway Inc	178.7	12.46	12.75	2.3%
11/15/02	Vestcom International Inc	Cornerstone Equity Investors	77.1	3.50	6.25	78.6%
11/20/02	New Century Financial Corp	New Century Financial Corp	27.1	28.90	27.05	-6.4%
11/22/02	Konover Property Trust Inc	Investor Group	26.6	1.80	2.10	16.7%
11/26/02	Keynote Systems Inc	Keynote Systems Inc	29.6	6.55	8.00	22.1%
12/2/02	Paravant Inc	DRS Technologies Inc	85.0	3.71	4.75	28.0%
12/11/02	Ralcorp Holdings Inc	Ralcorp Holdings Inc	27.5	20.47	24.00	17.2%
12/13/02	Union Bankshares Ltd, Denver, CO	KeyCorp, Cleveland, Ohio	65.9	13.00	22.63	74.1%

STOCK AND CASH TRANSACTIONS

Mean	47.0%
Median	36.5%
High	267.3%
Low	-71.2%

Date Effective	Target Name	Acquiror Name	Transaction Value	Target Price 4 Wks. Prior to Ann. Date	Final Price per Share	Premium
12/13/02	Vicinity Corp	Microsoft Corp	$95.8	$2.23	$3.33	49.3%
12/19/02	Hunt Corp	Berwind Co LLC	115.2	9.10	12.50	37.4%
12/20/02	Infinium Software Inc	SSA Global Technologies Inc	104.7	4.63	7.00	51.2%
12/31/02	First Banks America Inc, TX	First Banks Inc, Clayton, MO	26.2	40.09	40.54	1.1%
1/1/03	Liberty Bancorp, Avenel, NJ	NSB Holding Corp	89.4	17.87	26.50	48.3%
1/8/03	Meridian Medical Technologies	King Pharmaceuticals Inc	247.9	29.49	44.50	50.9%
1/9/03	Scherer Healthcare Inc	Stericycle Inc	40.8	3.30	8.57	159.7%
1/13/03	MetroBanCorp, Indianapolis, IN	First Indiana Corp, Indiana	39.2	9.34	17.00	82.0%
1/21/03	Prophet 21 Inc	Investor Group	68.1	9.16	16.30	77.9%
1/23/03	Meemic Holdings Inc	ProAssurance Corp	35.4	21.31	29.00	36.1%
1/24/03	Leeds Federal Bankshares Inc	Northwest Bancorp, Warren, PA	43.0	16.35	32.00	95.7%
1/29/03	Admiralty Bancorp Inc, FL	RBC Centura Banks Inc	149.8	21.00	26.00	23.8%
2/5/03	Ebenx Inc	SHPS Inc	106.1	1.67	4.85	190.4%
2/10/03	OraPharma Inc	Johnson & Johnson	103.8	4.83	7.41	53.4%
2/28/03	International Specialty Prods	Samuel J Heyman	138.0	7.70	10.30	33.8%
2/28/03	Empire Federal Bancorp Inc, MO	Sterling Financial Corp, WA	29.8	14.05	19.25	37.0%
3/3/03	Hoovers Inc	Dun & Bradstreet Corp	117.3	5.14	7.00	36.2%
3/3/03	Numerical Technologies Inc	Synopsys Inc	239.2	3.10	7.00	125.8%
3/3/03	Giga Information Group Inc	Forrester Research Inc	61.5	1.55	4.75	206.5%
3/6/03	Synaptic Pharmaceutical Corp	H Lundbeck A/S	121.8	4.01	6.50	62.1%
3/10/03	Bionx Implants Inc	CONMED Corp	48.1	2.96	4.35	47.0%
3/10/03	Graco Inc	Graco Inc	54.8	26.00	24.89	-4.3%
3/17/03	HTE Inc	SunGard Data Systems Inc	121.8	4.85	7.00	44.3%
3/18/03	CoorsTek Inc	Investor Group	222.8	13.95	26.00	86.4%
3/18/03	BayCorp Holdings Ltd	BayCorp Holdings Ltd	126.2	14.73	14.85	0.8%
3/19/03	Inktomi Corp	Yahoo! Inc	249.1	1.49	1.65	10.7%
3/26/03	Aegis Realty Inc	Phillips Edison Ltd	161.4	10.70	11.52	7.7%
3/28/03	3-Dimensional Pharmaceuticals	Johnson & Johnson	133.9	3.05	5.74	88.2%
3/31/03	Resonate Inc	GTG Acquisition Corp	53.5	1.76	1.94	10.2%
3/31/03	Multex.com Inc	Reuters Group PLC	243.1	4.66	7.35	57.7%
4/8/03	Caminus Corp	SunGard Data Systems Inc	153.5	2.45	9.00	267.3%
4/23/03	ARV Assisted Living Inc	Prometheus Assisted Living LLC	39.2	2.46	3.90	58.5%
4/23/03	Royal Appliance Manufacturing	TechTronic Industries Co Ltd	94.5	4.47	7.37	64.9%
5/5/03	INRANGE Technologies Corp	Computer Network Technology	172.7	1.88	2.31	22.9%
5/23/03	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	66.4	9.25	9.97	7.8%
5/28/03	Apogent Technologies Inc	Apogent Technologies Inc	105.4	15.20	17.50	15.1%
5/30/03	Signal Technology Corp	Crane Co	142.5	10.90	13.25	21.6%
6/12/03	National Service Industries	California Investment Fund LLC	111.9	5.97	10.00	67.5%
6/30/03	Ramsay Youth Services Inc	Psychiatric Solutions Inc	77.9	4.01	5.00	24.7%
7/1/03	Baltek Corp	Alcan Inc	36.3	9.02	15.17	68.2%
7/3/03	Lillian Vernon Corp	Investor Group	60.7	4.21	7.25	72.2%

CASH ONLY TRANSACTIONS

Mean	46.1%
Median	34.9%
High	267.3%
Low	-28.0%

Confidential – July 10, 2003

PURCHASE PRICE PREMIUM ANALYSIS

Summary of Comparable Purchase Price Premium Valuation(1)

($ in Millions, except per share data)

	Stock and Cash Transactions	Cash Only Transactions
	Premium of Final Price to Price 4 Weeks Prior to Announcement	Premium of Final Price to Price 4 Weeks Prior to Announcement
Mustang Current Share Price	$2.54	$2.54

Applicable Premiums
Mean	47.0%	46.1%
Median	36.5%	34.9%

Corresponding Enterprise Values
Mean	$27.0	$26.7
Median	23.4	22.8

Corresponding Equity Values
Mean	$49.6	$49.3
Median	46.0	45.4

Corresponding Equity Values per Share
Mean	$3.73	$3.71
Median	$3.47	$3.43

(1) Source: All transactions and transaction data per SDC Platinum.